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                                                                   EXHIBIT 10.20

                              INDEMNITY AGREEMENT

      THIS INDEMNITY AGREEMENT is made and entered into as of April 15, 2003, by and between DEL MAR MORTGAGE, INC., a Nevada corporation, having an address of 2901 El Camino Avenue, Suite 206, Las Vegas, Nevada 89102 ("Del Mar"), on the one hand, and VESTIN GROUP, INC., a Delaware corporation, and VESTIN MORTGAGE, INC., a Nevada corporation (together, "Indemnitees"), each with an address of 2901 El Camino Avenue, Las Vegas, Nevada 89102, on the other hand.

                                    RECITALS

      WHEREAS, Indemnitees and Del Mar are named as defendants in that certain lawsuit brought by Desert Land, L.L.C., Casa Malaga Hotel, Inc., and Howard Bulloch against Del Mar, Indemnitees, and others, now pending in the United States District Court for the District of Nevada, Case Number CV-S-00-1406-JCM (the "Action").

      WHEREAS, a judgment was entered in the Action on April 11, 2003, in the amount of $5,047,815.21, plus interest from March 26, 2003, against Del Mar and Indemnitees, jointly and severally (the "Judgment").

      WHEREAS, Indemnitees have demanded that they be indemnified by Del Mar for claims, liabilities, and costs arising out of or connected with the Action, and, to compromise the disputes between Indemnitees and Del Mar arising out of the events underlying the Action, Del Mar is willing to indemnify Indemnitees, subject to the terms and conditions of this Agreement.

      WHEREAS, due to the amount of the Judgment, Indemnitees have required Del Mar to obtain the guaranty by its shareholder of Del Mar's obligations under this Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein, Del Mar and Indemnitees hereby agree as follows:

      1. Indemnification by Del Mar. Del Mar shall indemnify, defend and hold Indemnitees, and each of them, harmless from and against, and reimburse Indemnitees for, any and all claims, Obligations, liabilities, losses, damages, fines, penalties, actions, suits, settlements, judgments, costs and expenses (including reasonable attorneys' fees) of whatever kind or nature, whether or not well founded, meritorious or unmeritorious, demanded, asserted or claimed against Indemnitee (collectively, "Claims") in any way relating to, or arising out of or in connection with the Action, to the fullest extent permitted by California law.

      2. Selection of Counsel. In the event Del Mar shall be obligated under
Section 1 hereof to pay the expenses of any proceeding against Indemnitees, Del Mar shall be entitled to assume the defense of such proceeding upon the delivery to


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Indemnitees of written notice of Del Mar's election so to do. After delivery of such notice and the retention of such counsel by Del Mar, Del Mar will be responsible for payment of counsel's fees and court costs but will not be liable to Indemnitees under this Agreement for any fees or court costs of counsel incurred by counsel retained by Indemnitees with respect to the same proceeding; provided, however, that: (a) Indemnitees shall have the right to employ their counsel in any such proceeding at Indemnitees' expense; and (b) if (i) Del Mar shall have reasonably concluded that there may be a conflict of interest between Del Mar and Indemnitees in the conduct of any such defense or (ii) Del Mar has not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitees' counsel shall be at the expense of Del Mar.

      3. Representations of Indemnitees. To induce Del Mar to enter into this Agreement, Indemnitees each hereby represent and warrant to Del Mar that they reasonably believed that their actions in connection with the facts and circumstances that are being litigated in the Action were at all times in good faith with respect to such facts and circumstances.

      4. Advancement of Expenses; Undertakinq of Indemnitees. Del Mar hereby agrees to advance expenses incurred or to be incurred by Indemnitees that would be covered by this Agreement, in advance of any final disposition of the Action on the merits or in settlement. In consideration of Del Mar's agreement to advance expenses in this Section, Indemnitees hereby agree to reimburse Del Mar if they are ultimately found by a decision of a court of competent jurisdiction not to be entitled to reimbursement for their expenses under California law or under this Agreement.

      5. Partial Indemnity. If Indemnitee is entitled to partial, but not complete indemnification under this Agreement, Del Mar shall nevertheless indemnify Indemnitees for the portion of the Claims to which Indemnitees is entitled to indemnity hereunder.

      6. Subrogation of Del Mar. Upon payment of any Claim by Del Mar pursuant to Section 1 of this Agreement, Del Mar, without any further action, shall be subrogated to any and all claims that Indemnitees may have relating thereto, and Indemnitees shall cooperate with Del Mar and give such further assurances as are necessary or advisable to enable Del Mar vigorously to pursue such claims.

      7. Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of Indemnitees. This Agreement is binding upon Del Mar and its successors and assigns.

      8. Headings. The section headings in this Agreement are for the convenience of reference only and shall not affect the meaning or construction of any provision hereof.

      9. Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart shall be deemed an original, but all such separate counterparts together shall constitute only one and the same instrument.


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      10. Severability. Any provision of this Agreement which is held to be invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      11. Waiver. Failure by any party at any time to require the other party's performance of any obligation under this Agreement shall not affect its right to require performance of that obligation. Any waiver of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver or modification of the provision itself, or a waiver or modification of any right under this Agreement. No waiver shall be binding unless executed in writing by the party making the waiver.

      12. Modifications. No modification, amendment or supplement to this Agreement shall be effective for any purpose unless in writing and signed by each party, and then such modification, amendment or supplement shall be effective only in the specific instances and the specific purposes for which given.

      13. Legal Fees and Costs. If any legal action or other proceeding is commenced to enforce this Agreement, the successful or prevailing party will be entitled to recover its reasonable attorneys' fees and other costs incurred in any such action or proceeding, in addition to any other relief to which it may be entitled.

      14. Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties, No party is relying upon any warranties, representations, definitions, or inducements not set forth in this Agreement.


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      IN WITNESS WHEREOF, Del Mar and Indemnitees have caused this Agreement to be duly executed and delivered as of the date first written above.

                                    DEL MAR MORTGAGE, INC., a Nevada
                                    corporation

                                    By:    /s/ Michael Shustek
                                           ----------------------------
                                    Name:  Michael Shustek
                                           ----------------------------
                                    Title: President
                                           ----------------------------

                                    VESTIN GROUP, INC., a Delaware
                                    corporation

                                    By:    /s/ Michael Shustek
                                           ----------------------------
                                    Name:  Michael Shustek
                                           ----------------------------
                                    Title: CEO
                                           ----------------------------

                                    VESTIN MORTGAGE, INC., a Nevada
                                    corporation

                                    By:    /s/ Michael Shustek
                                           ----------------------------
                                    Name:  Michael Shustek
                                           ----------------------------
                                    Title: Director
                                           ----------------------------


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